SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: December 5, 2008
(Date of earliest event reported)

Nu Horizons Electronics Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-8798	11-2621097
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(631) 396-5000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ÿ   ÿ
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 5, 2008, the Registrant entered into an Agreement with C. David Bowers, its Executive Vice President – Distribution and a named executive officer of the Registrant(the “Bowers Agreement”). The Bowers Agreement provides that Mr. Bowers will cease to serve as an executive officer of the Registrant effective December 5, 2008; however he will remain as an employee of the Registrant until April 3, 2009 (the “Separation Date”). During the period commencing on December 5, 2008 and ending on the Separation Date, Mr. Bowers will receive salary of an aggregate $107,556.23, consisting of an initial lump sum payment of $27,661.52 and salary at the rate of  $6,326.84 per week. The Bowers Agreement also provides that for the period commencing on the Separation Date and ending October 31, 2009, Mr. Bowers will receive severance payments at the rate of $6,326.84 per week and that the Registrant will pay Mr. Bowers’ medical, dental and hospitalization insurance coverage through COBRA.

In consideration of the foregoing payments to be received by Mr. Bowers, he has agreed to:  keep confidential the Registrant’s confidential information; refrain from soliciting the Registrant’s employees or engaging in a competitive business through October 31, 2009; continue to be accessible in connection with the ongoing  investigation by the Securities and Exchange Commission entitled “In the Matter of Vitesse Semiconductor” and the Registrant’s related internal investigation; and provide a full release to the Registrant. Except  for  Mr. Bowers employment  with the Registrant, and in  respect of the Bowers Agreement,  there  is no  material  relationship  between  the  Company or  its affiliates and Mr. Bowers.

The Registrant issued a press release on December 8, 2008 with respect to Mr. Bowers resignation as an executive officer, a copy which is filed as Exhibit 99.1 hereto.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

C. David Bowers, the Registrant’ s Executive Vice President – Distribution and a named executive officer, has resigned and will cease to serve as an executive officer effective December 5, 2008 in accordance with the terms of the Bowers Agreement. See Item 1.01 hereof.

Item. 9.01     Financial Statements and Exhibits

99.1	Press release dated December 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nu Horizons Electronics Corp.

	By:	/s/ Kurt Freudenberg
Kurt Freudenberg
Executive Vice President – Finance and Chief Financial Officer
Date: December 8, 2008